UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________________________________________________________
FORM 8-K
 ____________________________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 22, 2021

 ____________________________________________________________________
OASIS PETROLEUM INC.
(Exact name of registrant as specified in its charter)

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Delaware	001-34776	80-0554627
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1001 Fannin Street, Suite 1500
Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (281) 404-9500
Not Applicable.
(Former name or former address, if changed since last report)
____________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	OAS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
On March 22, 2021, Oasis Petroleum Inc. (the “Company”) entered into a Contribution and Simplification Agreement (the “Contribution and Simplification Agreement”), by and among Oasis Midstream Partners LP (the “Partnership”), OMS Holdings LLC, a Delaware limited liability company (“OMS Holdings”), Oasis Midstream Services LLC, a Delaware limited liability company (“OMS”), OMP GP LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), OMP Operating LLC, a Delaware limited liability company (“OMP Operating”), OMP DevCo Holdings Corp., a Delaware corporation (“OMP DevCo Holdings”), Beartooth DevCo LLC, a Delaware limited liability company (“Beartooth DevCo”), Bobcat DevCo LLC, a Delaware limited liability company (“Bobcat DevCo”), OMS Holdings Merger Sub, LLC, a Delaware limited liability company and wholly owned subsidiary of OMS Holdings (“GP Merger Sub”), and for limited purposes set forth therein, the Company.
Pursuant to the Contribution and Simplification Agreement, among other things, (a) the Company will cause OMS to contribute to OMP Operating, as the designee of the Partnership, (i) its remaining 64.7% limited liability company interest in Bobcat DevCo and (ii) its remaining 30% limited liability company interest in Beartooth DevCo (the “Contributed Assets”), and the Partnership will pay to OMS Holdings consideration (the “Total Consideration”) composed of (x) a cash distribution in an aggregate amount equal to $229.0 million, sourced from the net proceeds of the offering of the Notes (as defined below) and (y) 12,949,644 common units representing limited partner interests in the Partnership (“Common Units”) (collectively, the “Acquisition,”), (b) the Partnership and the General Partner will cause the Incentive Distribution Rights (as defined in the Contribution and Simplification Agreement) to be cancelled and converted into 1,850,356 Common Units (the “IDR Elimination” and such Common Units, the “IDR Conversion Common Units”), and (c) GP Merger Sub will merge with and into the General Partner, with the General Partner surviving such merger (the “GP Merger”) and, in connection with the GP Merger, OMS Holdings, as the managing member of the General Partner, will cause the General Partner to distribute the IDR Conversion Common Units to the holders of Class A Units and Class B Units representing membership interests in the General Partner such that following such distribution, OMS Holdings shall be the sole member of the General Partner (the foregoing clauses (a), (b) and (c), the “Contribution and Simplification Transactions” and, together with the offering of the Notes (including the application of the proceeds therefrom) and the Fourth Amendment (as defined below), the “Transactions”). The Contribution and Simplification Agreement also implements, among other things, a right of first refusal in favor of the Partnership with respect to midstream opportunities in the Painted Woods and City of Williston operating areas of the Company and (b) amending and restating the (i) (x) agreement of limited partnership of the Partnership and (y) limited liability company agreement of the General Partner to reflect the Contribution and Simplification Transactions.
The effective date for the Acquisition is January 1, 2021. Following the completion of the Acquisition, the Company will no longer own any of the limited liability company interests of Bobcat DevCo or Beartooth DevCo. The Acquisition is conditioned on the completion of the offering of the Notes. The Company expects the Acquisition to close substantially concurrently with the offering of the Notes, subject to customary closing conditions and as more specifically described in the Contribution and Simplification Agreement. The Contribution and Simplification Agreement contains customary purchase price adjustments to be calculated as of the closing date.
The Acquisition was evaluated for its fairness and approved by the conflicts committee (the “Conflicts Committee”) of the board of directors of the General Partner (the “Board of Directors”). The Conflicts Committee, which is composed entirely of independent members of the Board of Directors, retained an independent financial advisor and legal counsel to assist it in evaluating the Acquisition.
Each of the parties to the Contribution and Simplification Agreement is a direct or indirect subsidiary of the Company. As a result, certain individuals, including officers and directors of the Company, OMS Holdings and the General Partner, serve as officers and/or directors of more than one of such other entities. The Company owns, through its indirect, wholly owned subsidiary OMS, 33,827,680 Common Units, which does not include any Common Units that may be issued to the Company in connection with the Acquisition or the IDR Elimination. OMS Holdings also owns a noneconomic general partner interest in the Partnership through its ownership of the General Partner.
The Company or its subsidiaries are party to various gathering, service and revenue agreements with the Partnership or its subsidiaries for the provision of midstream services. In addition, the Company is the Partnership’s largest customer and the Partnership derives substantially all of its revenue from the Company.
The foregoing description of the Contribution and Simplification Agreement is a summary only and is qualified in its entirety by reference to the complete text of the Contribution and Simplification Agreement, a copy of which is attached as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Second Amendment to Credit Agreement
As previously disclosed, the Company is party to that certain Credit Agreement dated as of November 19, 2020, by and among the Company, Oasis Petroleum LLC, a Delaware limited liability company (“OP LLC”), Oasis Petroleum North America LLC, a Delaware limited liability company (“OPNA”), Wells Fargo Bank, N.A., as administrative agent (“Agent”) and the other parties party thereto (the “Credit Agreement”). On March 22, 2021, the Company entered into the Second Amendment to Credit Agreement together, with the other parties party thereto, to amend the Credit Agreement (the “Second Amendment”).
On the date on which certain conditions are satisfied (the “Second Amendment Effective Date”), including, among other things, (i) the occurrence of the Transactions as contemplated by the Contribution and Simplification Agreement, (ii) loan availability under the Credit Agreement of no less than $45,000,000 (after giving effect to the Transactions), and (iii) Borrower’s compliance with the financial covenants set forth in the Credit Agreement (after giving effect to the Transactions), the Second Amendment concurrently amends the Credit Agreement to (t) decrease the aggregate lender commitments under the Credit Agreement to $450,000,000, (u) provide the ability to initiate certain share-repurchases, (v) reduce the rolling hedging requirement and add incremental flexibility to allow for restructuring of existing hedge positions, (w) decrease the LIBOR floor from 1.00% to 0.25%, (x) make conforming changes related to the organizational adjustments effected pursuant to the Transactions, (y) grant limited waivers to applicable provisions of the Credit Agreement to permit the Transactions and (z) provide for improvements in certain terms based on recent market developments.
The foregoing description of the Second Amendment is a summary only and is qualified in its entirety by reference to the complete text of the Second Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure
On March 22, 2021, the Company issued a press release announcing the execution of the Contribution and Simplification Agreement related to the Acquisition. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated into this Item 7.01 by reference.
In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 of this current report on Form 8-K, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any filings under the Securities Act or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing. The filing of this Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information herein that is required to be disclosed solely by reason of Regulation FD.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description of Exhibit

2.1*	Contribution and Simplification Agreement, dated March 22, 2021, between Oasis Midstream Partners LP, OMS Holdings LLC, Oasis Midstream Services LLC, OMP GP LLC, OMP Operating LLC, OMP DevCo Holdings Corp., Beartooth DevCo LLC, Bobcat DevCo LLC and, for certain limited purposes set forth therein, Oasis Petroleum Inc.

10.1
Second Amendment to Credit Agreement, dated March 22, 2021, by and among Oasis Petroleum Inc., as parent, Oasis Petroleum LLC, a Delaware limited liability company, Oasis Petroleum North America LLC, a Delaware limited liability company, as borrower, the guarantors party thereto, Wells Fargo Bank, N.A., as administrative agent, issuing bank and swingline lender, and the lenders party thereto.+

99.1	Press Release issued by Oasis Petroleum Inc. on March 22, 2021.

104	Cover Page Interactive Data File - the cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.

* Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company undertakes to furnish supplemental copies of any of the omitted schedules upon request by the U.S. Securities and Exchange Commission.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OASIS PETROLEUM INC. (Registrant)

Date: March 22, 2021	By:	/s/ Nickolas J. Lorentzatos
Nickolas J. Lorentzatos
Executive Vice President, General Counsel and Corporate Secretary

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